UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

Vivint Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36642	45-5605880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 N. Thanksgiving Way, Suite 500

Lehi, Utah 84043

(Address of principal executive offices, including zip code)

(877) 404-4129

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Vivint Solar, Inc. (the “Company”) previously entered into an Agreement and Plan of Merger, dated as of July 20, 2015, as amended by the Amendment to the Agreement and Plan of Merger, dated as of December 9, 2015 (as amended, the “Agreement”), by and among SunEdison, Inc., a Delaware corporation (“SunEdison”), SEV Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of SunEdison, and the Company, pursuant to which the Company was to have been acquired by SunEdison.

The Company delivered notice to SunEdison on February 26, 2016, and again on March 1, 2016, that, pursuant to Section 1.02 of the Agreement, SunEdison was required to cause the closing of the acquisition to occur on February 26, 2016, and remains obligated to cause the closing to occur, given that (1) all conditions to SunEdison’s obligations to close the acquisition in Section 6.01 and 6.03 of the Agreement were satisfied on February 24, 2016, when the Company’s stockholders adopted the Agreement, and (2) the marketing period contemplated by the agreement related to SunEdison’s financing of the acquisition (which commenced when the Company delivered all required information to SunEdison on February 11, 2016) terminated on February 21, 2016. SunEdison’s failure to cause the closing within three business days of the delivery of the notices specified in the preceding sentence triggered the Company’s right to terminate the Agreement pursuant to Section 7.01(i) thereof.

Moreover, as of SunEdison’s failure to cause the closing to occur on February 26, 2016, SunEdison was in breach of its covenants under Section 1.02 and 4.05(a) of the Agreement, and such breach resulted in the failure of the conditions set forth in Section 6.02 of the Agreement to be satisfied on such date. SunEdison’s representatives subsequently have informed the Company that SunEdison is unable to cause the closing to occur in the foreseeable future. Since such breach is therefore incurable prior to March 18, 2016, the date on which the Agreement would otherwise terminate, the Company has the right to terminate the Agreement pursuant to Section 7.01(e) thereof.

As a result of the foregoing and in accordance with and pursuant to its rights under Sections 7.01(i) and 7.01(e) of the Agreement, the Company terminated the Agreement on March 7, 2016. The Company reserves all rights under the Agreement. In particular, SunEdison’s failure to consummate the merger when required pursuant to Section 1.02 and the other terms of the Agreement constitutes a willful breach of the Agreement, and the Company intends to seek all legal remedies available to it in respect of such willful breach.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:

Exhibit Number	Description

99.1	Vivint Solar, Inc. Press Release dated March 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivint Solar, Inc.

By:	/s/ Shawn J. Lindquist
Shawn J. Lindquist
Chief Legal Officer, Executive Vice President and Secretary

Date: March 8, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Vivint Solar, Inc. Press Release dated March 8, 2016